Exhibit 99.1

RailAmerica Announces Retirement of Gary O. Marino

Boca Raton, FL — April 7 – RailAmerica announced today that President and Chief Executive Officer (CEO) Gary O. Marino has decided to retire from the Company effective immediately. Mr. Marino, age 59, had served as RailAmerica’s Chairman of the Board of Directors since the Company’s formation in 1992. He also served as CEO since 1994 and as President since 1996. Under his leadership, RailAmerica grew from a private company owning one railroad, with revenues of approximately $1 million to a New York Stock Exchange listed public company owning 47 railroads with revenues of approximately $360 million.

     “Gary has been a dedicated leader of RailAmerica since the Company was founded and has achieved a long list of enviable accomplishments,” said William (Gus) Pagonis, Chairman of RailAmerica’s Board of Directors. “The Company is highly appreciative of Gary’s leadership and vision in helping transform the Company from one short line railroad to a railroad holding company that is one of the largest in North America. We thank him for his dedicated service and wish him well in his future endeavors.”

     “With the recent announcement of the execution of an agreement to sell Freight Australia,” said Gary Marino, “my work at RailAmerica is now complete. The Company is well positioned for future, sustained growth and the proceeds to be received from the pending Australia railroad sale will further strengthen the balance sheet and provide the capital for the Company to bolster its strong footprint in the North American railroad industry. I enjoyed tremendously helping to build RailAmerica over the last 18 years. I could not have done it without the dedicated service from a very talented, motivated management team and staff, and a supportive Board of Directors. I expect to now have time to pursue other projects that interest me and to focus on other personal priorities.”

     “The Board will commence a search for a new President and CEO. In the interim, we expect that our strong management team led by Donald D. Redfearn, Acting President, Michael Howe, CFO, and Joe Conklin, COO will continue to effectively manage the business. I will be actively involved in helping them manage the Company, and the Board will continue to provide oversight, governance and support,” stated William G. Pagonis.

     In connection with Mr. Marino’s retirement, the Company will record a charge of approximately $0.18 — $0.20 per share in the second quarter for his retirement benefits. Approximately 50% of the charge relates to non-cash items for the extension of his stock options and the vesting of certain equity awards.

     RailAmerica, Inc. (NYSE: RRA) is the world’s premier short line and regional railroad operator with 47 railroads operating approximately 12,000 miles in the United States, Canada, and Australia. The Company is a member of the Russell 2000® Index. Its website may be found at www.railamerica.com.

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements regarding future events and the performance of RailAmerica that involve risks and uncertainties that could cause actual results to differ materially including, but not limited to, fuel costs, foreign currency risks, failure to successfully integrate acquisitions, failure to service debt, failure to successfully market and sell Freight Australia and non- operating/non-strategic properties and assets when scheduled or at all, failure to successfully refinance debt, failure to accomplish new marketing initiatives, economic conditions, customer demand, increased competition in the relevant market, and others. In particular, forward-looking statements regarding earnings and EBITDA of the Company and entities to be acquired are subject to inherent economic, financial and operating uncertainties, including changes in economic conditions, realization of operating synergies, the ability to retain key customers and the impact of unforeseen costs and liabilities of such entities. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that RailAmerica files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.